                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             DeVlieg-Bullard, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          (LOGO) DeVlieg Bullard, Inc.
                               ONE GORHAM ISLAND
                          WESTPORT, CONNECTICUT 06880
                                 (203) 221-8201

                               November 13, 1996

Dear Stockholder:

     On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the Annual Meeting of Stockholders of DeVlieg-Bullard, Inc., to be held at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Wednesday, December 18, 1996, beginning at 10:00 a.m., E.S.T.

     The notice of meeting and proxy statement on the following pages contain information about the matters which are to be considered. During the meeting we will also review operating results for the past year.

     In order to ensure that your shares are voted, please complete, date, sign, and return the enclosed proxy in the enclosed postage-paid envelope at your earliest convenience. Every stockholder's vote is important.

     We look forward to seeing you on Wednesday, December 18, 1996.

                                           Sincerely,

                                           /s/ WILLIAM O. THOMAS
                                           -------------------------------------
                                           WILLIAM O. THOMAS
                                           President and Chief
                                           Executive Officer

                          (LOGO) DeVlieg Bullard, Inc.
                               ONE GORHAM ISLAND
                          WESTPORT, CONNECTICUT 06880
                                 (203) 221-8201

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of DeVlieg-Bullard, Inc. (the "Company"), will be held at 10:00 a.m., local time, on Wednesday, December 18, 1996, at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut for the following purposes:

     1. To elect eight (8) directors to hold office until the next Annual Meeting and until their successors are elected and qualified;

     2. To consider and act upon a proposal to amend the Company's 1991 Stock Option Plan for Outside Directors as set forth and described in the attached proxy statement; and

     3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on November 1, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                           By the Order of the Board of
                                           Directors

                                           /s/ LAWRENCE M. MURRAY
                                           -------------------------------------
                                           Lawrence M. Murray, Secretary

Westport, Connecticut
November 13, 1996

     YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                             DEVLIEG-BULLARD, INC.
                               ONE GORHAM ISLAND
                          WESTPORT, CONNECTICUT 06880
                                 (203) 221-8201

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     The accompanying proxy is solicited by the Board of Directors of DeVlieg-Bullard, Inc. (the "Company"), for use at the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting"), to be held on December 18, 1996, notice of which is attached hereto.

     The purposes of the Annual Meeting are to elect eight directors, to approve certain amendments to the Company's 1991 Stock Option Plan for Outside Directors (the "Outside Directors Plan") and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     A stockholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications.

     The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

     The Board of Directors has fixed the close of business on November 1, 1996, as the record date for the Annual Meeting. Only record holders of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 12,250,000 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. The directors shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Any other matters submitted to the stockholders shall be approved by the affirmative vote of a majority of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions will not be counted either for or against the election of directors. With respect to the approval of the amendments to the Outside Directors Plan, an abstention will have the same effect as a vote against the amendments, as a majority of all shares represented and entitled to vote is necessary for such approval. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement and the reasonable expenses of brokerage firms and others for forwarding proxies and proxy material to the beneficial owners of Common Stock of the Company. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telecopy.

     This Proxy Statement and the Company's Annual Report to Stockholders have been mailed on or about November 13, 1996 to all stockholders of record at the close of business on November 1, 1996.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information furnished to the Company as of November 1, 1996, with respect to any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock.

                                     AMOUNT AND
                                     NATURE OF
       NAME AND ADDRESS OF           BENEFICIAL      PERCENT
        BENEFICIAL OWNER             OWNERSHIP      OF CLASS
---------------------------------    ----------     ---------
Stanwich Oil & Gas, Inc.(a)          4,441,000 (b)     36.3%
  One Stamford Landing
  Stamford, Connecticut
Quest Advisory Corp.(c)                688,200          5.6%
Quest Management Company
Charles M. Royce
  1414 Avenue of the Americas
  New York, New York
Heartland Advisors, Inc.(d)            692,500          5.7%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202

---------------

(a) Charles E. Bradley, the Chairman of the Board and a Director of the Company, and John G. Poole, a Director of the Company, own 49% and 29.8%, respectively, of the common stock of Stanwich Oil & Gas, Inc. ("Stanwich Oil & Gas"). Mr. Bradley is a director and officer and Mr. Poole is an officer of Stanwich Oil & Gas. In addition, 21% of the common stock of Stanwich Oil & Gas is owned by an irrevocable trust established for the benefit of Mr. Bradley's children.
(b) Of the shares of Common Stock beneficially owned by Stanwich Oil & Gas, 2,200,000 have been pledged to secure certain indebtedness of others.
(c) Quest Advisory Corp. ("Quest Corp."), Quest Management Company, a Connecticut general partnership ("QMC"), and Charles M. Royce as a group filed with the Securities and Exchange Commission on or about February 14, 1996, Amendment No. 3 to Schedule 13G. Based on information contained in such Schedule 13G, Quest Corp. and QMC are the beneficial owners of 548,600 and 139,600 shares, respectively, of the Common Stock of the Company and each has sole voting and dispositive power of such shares. Mr. Royce may be deemed to be a controlling person of Quest Corp. and QMC, and as such may be deemed to beneficially own the shares of Common Stock of the Company beneficially owned by Quest Corp. and QMC. Mr. Royce disclaims beneficial ownership of such shares.
(d) Based on information contained in Amendment No. 2 to Schedule 13G filed by Heartland Advisors, Inc. with the Securities and Exchange Commission on or about February 13, 1996.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     Directors are elected each year, to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Company's Bylaws provide for a minimum of three and a maximum of twelve directors, the exact number to be set by the Board of Directors. The current Board of Directors consists of eight members. All of the nominees to be elected as directors at the Annual Meeting are currently directors of the Company. All of the nominees were elected by the stockholders.

     Unless contrary instructions are received, the enclosed proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the proxy will be voted with discretionary authority for a substitute or substitutes as shall be designated by the current Board of Directors.

     The following table contains certain information concerning the nominees and regarding the beneficial ownership of the Common Stock by each director and nominee, the executive officers of the Company and by all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power over the shares of Common Stock listed as beneficially owned by him.

                                                                           SHARES OF
                                                                          COMMON STOCK
                                                                          BENEFICIALLY
                                                                            OWNED ON       PERCENT
                                                                          NOVEMBER 1,        OF
             NAME               AGE                 POSITION                1996(A)         CLASS
------------------------------  ----    --------------------------------  ------------     -------
Charles E. Bradley............   67     Chairman and Director and            201,086(b)      1.6%
                                          Nominee
William O. Thomas.............   55     President, Chief Executive           304,174         2.4
                                          Officer and Director and Nominee
Lawrence M. Murray............   54     Vice President, Chief Financial      133,900         1.1
                                          Officer and Secretary
Burton C. Borgelt.............   63     Director and Nominee                   6,000          *
Thomas L. Cassidy.............   68     Director and Nominee                   9,000          *
George A. Chandler............   67     Director and Nominee                   7,000          *
John R. Kennedy...............   66     Director and Nominee                   9,000          *
John E. McConnaughy, Jr.......   67     Director and Nominee                   5,000          *
John G. Poole.................   53     Director and Nominee                 159,689(b)(c)   1.3
All directors and executive officers as a group (9 persons).............     834,857         6.6%

---------------

  * Less than one percent.
(a) Includes the following shares which are not currently outstanding but which the named individuals are entitled to acquire within 60 days of the date hereof upon the exercise of options: William O. Thomas -- 225,000 shares; Lawrence M. Murray -- 127,000 shares; Burton C. Borgelt -- 5,000 shares; Thomas L. Cassidy -- 5,000 shares; George A. Chandler -- 5,000 shares; John
     R. Kennedy -- 5,000 shares; John E. McConnaughy, Jr. -- 5,000 shares. Also includes the following shares which are not currently outstanding but which the named individuals are entitled to acquire within 60 days of the date hereof upon the exercise of warrants: Charles E. Bradley -- 52,083 shares; John G. Poole -- 31,250 shares. Includes for all directors and executive officers as a group (9 persons) -- 460,333 shares. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.
(b) Does not include 4,441,000 shares beneficially owned by Stanwich Oil & Gas. Mr. Bradley and Mr. Poole own 49% and 29.8%, respectively, of the common stock of Stanwich Oil & Gas. Mr. Bradley is a director and officer and Mr. Poole is an officer of Stanwich Oil & Gas. In addition, 21% of the common stock of Stanwich Oil & Gas is owned by an irrevocable trust established for the benefit of Mr. Bradley's children. Does not include 1,500 shares beneficially owned by Stanwich Partners, Inc. ("Stanwich Partners"). Mr. Bradley and Mr. Poole are directors and officers of Stanwich Partners and beneficially own 44.7% and 31.4%, respectively, of the common stock of Stanwich Partners.
(c) In addition to the shares of Common Stock beneficially owned by Mr. Poole, 29,000 shares are owned by Mr. Poole's children and are maintained in custodian accounts pursuant to the Uniform Gift to Minors Act. Mr. Poole disclaims beneficial ownership of such shares.

     The following is a brief summary of the business experience of each of the nominees:

     CHARLES E. BRADLEY was named Chairman of the Board of the Company in December 1989. Mr. Bradley was a co-founder of the Company in 1986 and has served as a Director since that time. Mr. Bradley served as the Vice President and Treasurer of the Company from 1986 through December 1989. Mr. Bradley was a co-founder of Stanwich Partners in 1982 and has served as its President since that time. Mr. Bradley is a Director of Consumer Portfolio Services, Inc., General Housewares Corporation, Zydeco Energy Corporation, Audits & Surveys Worldwide, Texon Energy Corporation and several private companies. Mr. Bradley is currently the Chairman of the Board of Chatwins Group, Inc. and Consumer Portfolio Services, Inc., is a Director, President and acting Chief Financial Officer of Sanitas, Inc., and is a Director, President and Chief Executive Officer of Reunion Resources Company. He is a certified public accountant and received his M.B.A. from New York University School of Business and his B.S. from Yale University. See "Certain Legal Proceedings" and "Certain Relationships and Related Transactions."

     WILLIAM O. THOMAS has been a Director of the Company since 1986 and served as its Chairman from 1986 to December 1989 and served as its Vice Chairman from December 1989 until March 2, 1992. Effective March 2, 1992, Mr. Thomas was elected President and Chief Executive Officer of the Company. Mr. Thomas is a Director of Sanitas, Inc. Prior thereto, Mr. Thomas held several management positions over a period of 16 years in the Plastic Group of General Electric Company and was general manager of the Plastics Products Division of Uniroyal. He received his B.S. from Purdue University.

     BURTON C. BORGELT was elected a Director of the Company in December 1989. Mr. Borgelt served as Chief Executive Officer of Dentsply International, Inc., a dental supply company, from 1982 until 1993, and from 1995 to 1996. He served as Chairman of the Board of Dentsply International, Inc., from 1989 to 1996. Mr. Borgelt is a Director of Mellon Bank Corporation, Mellon Bank, N.A. and The Quill Corporation. He serves as President of the National Foundation of Dentistry for the Handicapped. Mr. Borgelt attended the University of Toledo where he majored in marketing and finance.

     THOMAS L. CASSIDY was elected a Director of the Company in February 1990. Mr. Cassidy has been a Managing Director of Trust Company of the West since 1984. He is also a Senior Partner of TCW Capital. He is a director of Chatwins Group, Inc., Reunion Resources Company and Spartech Corporation. Mr. Cassidy received his M.B.A. from the Wharton School of Business of the University of Pennsylvania and his B.A. from Georgetown University.

     GEORGE A. CHANDLER was elected a Director of the Company in February 1990. From 1990 to 1991, Mr. Chandler served as Chairman and Chief Executive Officer of Advanced Aluminum Products, Inc. From 1985 to 1989, Mr. Chandler was Chairman, President and Chief Executive Officer of Aqua Chem, Inc. Mr. Chandler is presently on the Board of Directors of Kimmins Environmental Services Corp., The Allen Group and Cumberland Holdings, Inc. Mr. Chandler received his M.B.A. from the Graduate School of Business Administration at Harvard University and his B.A. from Princeton University.

     JOHN R. KENNEDY was elected a Director of the Company in February 1990. He was employed with Federal Paper Board Company, Inc. from 1952 until 1996, holding various management positions. Mr. Kennedy served as President and Chief Executive Officer of Federal Paper Board from 1967 to 1996. He is a director of Chase Brass Industries, Inc. and International Paper Company. Mr. Kennedy received his B.S. from Georgetown University.

     JOHN E. MCCONNAUGHY, JR. was elected a Director of the Company in December 1989. Mr. McConnaughy is Chairman and CEO of JEMC Corporation. From 1969 to 1986, Mr. McConnaughy served as Chairman and CEO of Peabody International Corp. ("Peabody"). From 1981 to 1992, he served as Chairman and CEO of GEO International Corporation when it was spun off from Peabody in 1981. Mr. McConnaughy is a Director of Mego Corporation, Transact International, Inc., Pantapec International, Inc., Riddell Sports, Inc., Enviropur Waste Refining and Technologies, Inc., Oxigene, Inc. and Wave Systems, Inc. See "Certain Legal Proceedings."

     JOHN G. POOLE has served as a Director of the Company since 1986 and served as its Vice President and Secretary from 1986 to December 1989. Mr. Poole was a co-founder of Stanwich Partners in 1982 and has served as its Vice President since that time. From 1978 to 1982, he was with Dean Witter Reynolds, Inc., as a Managing Director. Mr. Poole is also a Director of Chatwins Group, Inc. and Consumer Portfolio Services, Inc., and a Director and Vice President of Sanitas, Inc. Mr. Poole received his M.B.A. from the Wharton School of Business of the University of Pennsylvania and his B.A. from Brown University. See "Certain Legal Proceedings" and "Certain Relationships and Related Transactions."

     The Board of Directors has an Audit Committee for the purpose of meeting with the independent public accountants of the Company; reviewing the audit plan, the annual audit and any other reports or recommendations made by the accountants; recommending whether the auditors should be continued as auditors for the Company and, if other auditors are to be selected, recommending the auditors to be selected; meeting with the Company's internal auditors, if any, and reviewing with them and the Company's auditors the adequacy of the Company's internal controls; and performing such other duties as shall be delegated by the Board of Directors. Messrs. Borgelt, Chandler, Kennedy and McConnaughy comprise the Audit Committee, which met twice during the fiscal year ended July 31, 1996.

     The Board of Directors has a Compensation Committee for the purpose of recommending policies and plans concerning salaries, bonuses and other compensation of the senior executives of the Company, including reviewing the salaries of senior executives and recommending bonuses and other forms of additional compensation for them; establishing and reviewing policies regarding management perquisites; administering the Company's stock-based award plans; and performing such other duties as shall be delegated by the Board. Messrs. Borgelt, Cassidy and Kennedy comprise the Compensation Committee, which met once during the fiscal year ended July 31, 1996. See "Executive Compensation and Other Information -- Compensation Committee Report."

     During the fiscal year ended July 31, 1996, the Board of Directors held seven meetings. All directors attended more than 75% of the aggregate number of meetings of the Board and Committees of the Board on which they serve, except Messrs. Bradley, Kennedy and McConnaughy. The Board of Directors does not have a nominating committee.

     A plurality of votes cast is necessary for the election of each nominee. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

CERTAIN LEGAL PROCEEDINGS

     From 1981 until his retirement in 1992, Mr. McConnaughy served as Chairman and CEO of GEO International Corporation. On October 25, 1993, GEO International Corporation filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

     Mr. McConnaughy serves as a director for Enviropur Waste Refining Technologies, Inc., which filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on June 28, 1996.

     In March 1992, a purported class action suit (the "Stockholders' Suit") was filed in the United States District Court for the District of Connecticut (the "Court") against the Company and named Messrs. Bradley and Poole, among others, as additional defendants. The suit alleged violations of the federal securities laws and state and federal common law in connection with alleged misrepresentations and omissions made by the Company in connection with its initial public offering in March 1990 and in certain reports later issued by the Company. While management believes the allegations were without merit, in March 1996, the Company and all the remaining defendants, collectively, reached a settlement of the Stockholders' Suit with representatives of the purported class. Under the terms of the settlement, the defendants collectively would pay a total of approximately $1.5 million over approximately five months. The Company accrued $2.4 million in fiscal 1996 for the settlement and related litigation costs. The settlement was approved by the court at a hearing on July 19, 1996. Management believes the settlement to be in the best interest of the Company and its stockholders.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the period ended July 31, 1996.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation earned or paid to the Company's executive officers (the "Named Executive Officers") for fiscal years ended July 31, 1996, 1995 and 1994, respectively.

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                                      ANNUAL COMPENSATION    SECURITIES
                                                      -------------------    UNDERLYING     ALL OTHER
                                            FISCAL     SALARY     BONUS     OPTIONS/SARS   COMPENSATION
       NAME AND PRINCIPAL POSITION           YEAR       ($)        ($)         (#)(1)         ($)(2)
------------------------------------------  ------    --------   --------   ------------   ------------
                                             1996     $252,000   $126,915           --       $ 33,977
William O. Thomas.........................   1995      252,000     50,000       50,000         38,284
  President and Chief Executive Officer      1994      240,000     75,000      100,000         26,511
Lawrence M. Murray........................   1996      145,000     48,684           --         24,592
  Vice President, Chief Financial Officer    1995      145,000     25,000       30,000         25,108
  and Secretary                              1994      140,000     30,000       40,000         23,786

---------------

(1) Number of stock options granted under the 1989 Employee Stock Plan (the "1989 Plan"). Although the 1989 Plan permits grants of restricted stock and stock appreciation rights, no grants of those incentives have been made.
(2) Represents the dollar amount of premiums and bonuses paid by the Company for insurance policies in the amounts of $27,424, $28,362 and $24,761 on behalf of Mr. Thomas, and $18,131, $18,145 and $22,036 on behalf of Mr. Murray, in fiscal 1996, 1995 and 1994, respectively. The remainder represents (i) contributions to the Company's Savings Plan (which is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended) in the amounts of $4,148, $2,398 and $1,750 for the account of Mr. Thomas, and $3,392, $1,853 and $1,750 for the account of Mr. Murray in fiscal 1996, 1995 and 1994, respectively and (ii) the personal use of a Company-leased automobile by Mr. Thomas valued at $2,405 and $7,524, and by Mr. Murray at $3,069 and $5,110 in fiscal 1996 and 1995, respectively.

OPTION GRANTS IN FISCAL 1996

     There were no stock options granted to the Named Executive Officers during the fiscal year ended July 31, 1996.

FISCAL 1996 YEAR-END OPTION VALUES

     The following table sets forth certain information regarding unexercised stock options granted by the Company to the Named Executive Officers and held by them at July 31, 1996. Neither of the Named Executive Officers exercised any stock options issued by the Company during fiscal 1996.

                                                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                        OPTIONS/SARS AT                OPTIONS/SARS AT
                                                       JULY 31, 1996(#)              JULY 31, 1996($)(1)
                                                 -----------------------------   ----------------------------
                     NAME                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------------------  ------------   --------------   ------------   -------------
William O. Thomas..............................     170,000         105,000        $ 55,625        $44,375
Lawrence M. Murray.............................     102,000          58,000          31,125         23,875

---------------

(1) Based on the last reported sale price as reported on the Nasdaq Stock Market's National Market on July 31, 1996.

     The Company has not awarded stock appreciation rights to any employee and has no long term incentive plans, as that term is defined in regulations promulgated by the SEC. During the fiscal year ended July 31, 1996, the Company did not adjust or amend the exercise price of stock options awarded the Named Executive Officers, whether through amendment, cancellation or replacement grants, or other means. The Company presently has no defined benefit or actuarial plans covering either of the Named Executive Officers.

DIRECTOR COMPENSATION

     The Company's directors receive an annual retainer of $12,000 and a fee of $1,000 for each Board of Directors meeting attended, $1,000 for each committee meeting attended on a day on which there is no regularly scheduled Board of Directors meeting and are reimbursed for travel expenses associated with serving as a director. Directors who are officers or employees of the Company or officers of Stanwich Partners and directors who serve as consultants to the Company receive no compensation for serving as members of the Board of Directors. The aggregate amount of fees paid to the non-employee directors for the 1996 fiscal year was $89,000.

     Each director other than directors who have served as an employee of or consultant to the Company or Stanwich Partners or its affiliates (each, an "Outside Director") participate in the Company's Outside Directors Plan. In 1991, each Outside Director was granted an option to purchase 5,000 shares of Common Stock (an aggregate of 25,000 shares) at $2.50 per share, the then fair market value of the shares. On June 13, 1996, subject to stockholder approval of the proposed amendments to the Outside Directors Plan, each Outside Director received an option for 5,000 shares of Common Stock (an aggregate of 25,000 shares) at $2.56 per share, the then fair market value of the shares. See "Proposal 2: Board of Directors' Proposal to Amend the 1991 Stock Option Plan for Outside Directors". Upon initial election to the Board, each Outside Director will be granted an option to purchase 5,000 shares of the Company's Common Stock at a price equal to the fair market value as of the date of grant. Options granted under the Outside Directors Plan vest one year after grant. The term of the options granted under the Outside Directors Plan is ten years, unless the optionee ceases to be a director, in which case the option expires three years following retirement or disability, one year in the event of death and 90 days in the event the optionee ceases to be a director for any other reason. At July 31, 1996, there were five participants under the Outside Directors Plan who held options covering an aggregate of 25,000 shares at an exercise price of $2.50 per share and, subject to stockholder approval of the proposed amendments to the Outside Directors Plan, options covering an aggregate of an additional 25,000 shares at an exercise price of $2.56 per share. There have been no exercises to date of options granted under the Outside Directors Plan.

     The Board of Directors may in the future adjust the compensation of directors as it deems advisable and consistent with the best interest of the Company's stockholders and the financial abilities of the Company.

CHANGE IN CONTROL PROVISIONS UNDER THE COMPANY'S STOCK OPTION PLANS

     Under the Company's 1989 Plan and Outside Directors Plan, upon a Change in Control (as defined in the 1989 Plan) any stock options, which are not then exercisable, will become fully exercisable and the value of all stock options may, unless otherwise determined by the Committee, be cashed out on the basis of the Change in Control Price (as defined in the 1989 Plan).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1996, the Board's Compensation Committee (the "Committee") was composed of Messrs. Borgelt, Cassidy and Kennedy. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company's executive officers, members of the Committee or entities whose executives serve on the Board or the Committee that require disclosure under applicable regulations promulgated by the SEC.

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the Committee, a committee of the Board of Directors composed of non-employee directors of the Company. The Committee approves compensation actions involving the senior management of the Company, including the Named Executive Officers. The Committee approves long-term incentive awards for the Named Executive Officers and other key employees of the Company, and reviews and administers the incentive compensation, stock option and other compensation plans of the Company. The members of the Committee met once during fiscal year 1996.

     Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs which are intended to enhance the profitability of the Company by aligning closely the financial interests of the Company's senior management with those of its stockholders. In establishing levels of annual salary, incentive bonus and equity incentives, the Committee generally considers the following factors (i) the compensation policies and practices of competitive businesses, (ii) the Company's performance, growth and achievements, (iii) the level and degree of responsibility of each officer, (iv) the individual and collective performance and achievements of the Company's senior management, and (v) the level of compensation and equity incentives which would be required to attract and retain qualified and experienced senior management. In establishing levels of annual salary, incentive bonuses and equity incentives for fiscal 1996, the Committee relied to a significant degree on an analysis prepared in 1995 by Sibson & Company, a nationally recognized management consulting firm. In 1995, the Committee requested Sibson & Company to prepare a specific analysis of compensation information of publicly held companies competing in a range of industries with revenues similar to those of the Company. This analysis was used by the Committee to obtain an overall perspective on compensation of its senior management and to assist the Committee in structuring its compensation policies to more closely align the interests of its senior management with those of its stockholders and to provide appropriate incentives for senior management to work towards the achievement of the Company's annual performance targets.

     Following is a discussion of each of the elements of the executive compensation program along with a description of the decisions and actions taken by the Committee with regard to fiscal 1996 compensation.

ANNUAL COMPENSATION

     Annual total cash compensation for senior management consists of base salary and an annual cash bonus. Setting of the annual salary in fiscal 1996 for members of senior management was based on the recommendations of the Chief Executive Officer and the Committee's review of the individual officer's responsibilities and compensation in comparison to similarly sized companies. Members of senior management, including the Named Executive Officers, are eligible to receive annual cash bonuses pursuant to the Company's bonus plan, the purpose of which is to motivate members of senior management to use their best efforts to enhance stockholder value through growth of the Company's earnings. The Committee uses a formula in order to determine annual cash bonuses which is established at the beginning of the fiscal year. The formula places substantial emphasis on the Company meeting various targeted levels of earnings, with a lesser emphasis on individually tailored objectives that are strategically or operationally important to the Company's business.

     The base annual salary and annual cash bonus for William O. Thomas, the Company's President and Chief Executive Officer, were determined utilizing the methods and factors discussed above. Mr. Thomas' base annual salary of $252,000, was based on the Committee's estimate of the current market rates for the position and the Committee's appraisal of the programs instituted by Mr. Thomas during his tenure. Mr. Thomas' cash bonus of $126,915 for fiscal 1996 was based on the application of the bonus formula adopted by the Committee at the beginning of fiscal 1996 and the Committee's subjective appraisal of initiatives implemented by the Company during fiscal 1996 that may not have been reflected in the application of the bonus formula.

LONG-TERM INCENTIVE PROGRAM

     The long-term incentive program for senior management consists of stock option awards granted pursuant to the 1989 Plan. The purpose of awarding equity incentives under the 1989 Plan is to enable the Company to attract, retain and motivate its employees by giving them the ability to participate in the long-term growth of the Company. Stock option grants provide the right to purchase shares of the Company's Common Stock at the fair market value on the date of grant and have a ten-year term. Historically, options became exercisable in five equal annual installments following the date of grant. Stock options granted to senior management beginning in fiscal 1994 vest 30% at the end of each of the first two years following grant and 40% at the end of the third year. The Committee has typically granted stock options to members of senior management, including the Named Executive Officers, and other key employees following a review of the Company's operating results for the prior fiscal year. No options under the 1989 Plan were granted to the Named Executive Officers in fiscal 1996.

     The tables set forth under "Executive Compensation and Other Information," and accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

FEDERAL INCOME TAX DEDUCTIBILITY LIMITATIONS

     The Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and to seek, to the greatest extent possible, to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 OBRA limitation. None of the Named Executive Officers received compensation in fiscal 1996 that would exceed the $1,000,000 OBRA limitation.

     It is the Committee's intention to continue to utilize to the greatest extent possible performance-based compensation, which should minimize the effect of OBRA on the Company. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to maximize the return to stockholders.

Burton C. Borgelt              Thomas L. Cassidy                 John R. Kennedy

STOCKHOLDER RETURN PERFORMANCE GRAPH


                                      [GRAPH]

      MEASUREMENT PERIOD           DEVLIEG-        INDUSTRY
    (FISCAL YEAR COVERED)        BULLARD, INC.       INDEX       BROAD MARKET
JULY 1991                                  100             100             100
JULY 1992                                47.46          107.29          102.46
JULY 1993                                49.15          115.33          127.27
JULY 1994                                44.07          117.49          138.88
JULY 1995                                45.76          148.30          170.19
JULY 1996                                61.02          152.10          185.53

     The above graph compares the total return on investment (change in year-end stock price plus reinvested dividends) of the Common Stock of the Company with that of the Nasdaq Market Index and Media General Financial Services Industry Group (Machinery -- Light Equipment) (the "Peer Group Index"). The cumulative performance assumes that $100 was invested on August 1, 1991 in each of the Company's Common Stock, the Nasdaq Market Index and the Peer Group Index and the reinvestment of dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH STANWICH PARTNERS

     Effective July 1, 1995, the Company amended a consulting agreement with Stanwich Partners dated April 3, 1986, as amended, pursuant to which Stanwich Partners renders executive consulting services, consisting of general management, finance and business investment services, as requested by the President of the Company, up to a maximum of 20 hours per week. The term of the amended consulting agreement expires in July 1998. The consulting agreement provides for an annual fee, payable monthly, of $261,000 for each of the fiscal years ending July 31, 1996, 1997 and 1998. Aggregate consulting fees paid to Stanwich Partners were $261,000 in each of fiscal years 1996, 1995 and 1994. In fiscal 1996, the Company paid to Stanwich Partners an aggregate of $250,000 for additional services rendered in connection with the refinancing of the Company's senior credit facility made necessary by the acquisition of The National Acme Company. In fiscal 1995, the Company paid to Stanwich Partners an aggregate of $180,000 for additional services in connection with the Company's acquisition of
(i) certain assets of Cushman Industries, Inc., in September 1994, (ii) certain assets of Mideastern, Inc., in January 1995 and (iii) all of the outstanding capital stock of H.B. Industries, Inc., in November 1994. In fiscal 1996, 1995 and 1994, the Company reimbursed Stanwich Partners for an additional $5,000, $7,000 and $7,000, respectively, for travel expenses incurred by Stanwich Partners on behalf of the Company.

TRANSACTIONS WITH D.V. ASSOCIATES, L.P.

     Pursuant to a license agreement (the "License Agreement") dated March 22, 1990 between the Company and D.V. Associates, L.P., a Delaware limited partnership, the Company licenses certain trade names, trademarks and trademark registrations (the "Trademarks"). The License Agreement requires annual payments of $300,000 payable monthly. The Company has the option to purchase the Trademarks for $3,000,000. Mr. Bradley and Mr. Poole have a 15.5% and 4.5% limited partnership interest in D.V. Associates, L.P., respectively.

TRANSACTIONS WITH HOLDERS OF SUBORDINATED DEBENTURES AND JUNIOR SUBORDINATED DEBENTURES

     In October 1995, the Company acquired all of the outstanding stock of The National Acme Company (the "Acquisition"). In connection with the Acquisition, the Company refinanced its senior credit facility and entered into a new senior credit facility consisting of a $25 million revolving credit facility and a $5 million term loan (the "Refinancing"). As part of the Refinancing, the holders of the Company's $12 million principal amount of subordinated debentures (the "Subordinated Debentures"), issued pursuant to the terms of an Investment Agreement dated May 25, 1994 (the "Investment Agreement"), among the Company, Allied Investment Corporation, Allied Investment Corporation II, Allied Capital Corporation II (collectively "Allied") and certain other persons, agreed to release their security interest in the Company's assets. CPS Holdings, Inc. ("Holdings") pledged 600,000 shares of the common stock of Consumer Portfolio Services, Inc. ("CPSI") to secure the Subordinated Debentures pursuant to the terms and conditions of a Credit Support Agreement dated October 23, 1995, between the Company and Holdings. Holdings was subsequently merged into CPSI, and Mr. Bradley and his son pledged the shares of CPSI stock that they received in the merger to secure the Subordinated Debentures (the "Pledge"). The Company is obligated to pay Mr. Bradley and his son $90,000 annually for so long as the Pledge is in effect, payable in equal monthly installments of $6,805 to Mr. Bradley and $695 to his son. Mr. Bradley is the Chairman of the Board of CPSI and beneficially owns approximately 5% of the outstanding common stock of CPSI. Mr. Poole is a director of CPSI.

     The consummation of the Acquisition and the Refinancing required the consent of the holders of the Subordinated Debentures. Due to the inability of the Company to obtain the consent of Allied to the Acquisition and the Refinancing on mutually agreeable terms, Messrs. Bradley and Poole loaned the Company $2.5 million and $1.5 million, respectively, in exchange for certain junior subordinated debentures (the "Junior Subordinated Debentures") to repay the principal amount of the Subordinated Debentures owed Allied. Interest on the Junior Subordinated Debentures accrues at a rate of 14.5% per annum, with interest payable at 11.0% per annum on a quarterly basis. The Junior Subordinated Debentures mature upon the earlier of June 30, 2001, or 30 days after the Subordinated Debentures are repaid in full. During fiscal 1996, the Company paid $68,000 to Mr. Bradley as a collateral fee and paid $191,000 and $115,000 in interest expense on the Junior Subordinated Debentures to Messrs. Bradley and Poole, respectively.

     In connection with the repayment of Allied and the issuance of the Junior Subordinated Debentures, Allied surrendered to the Company certain Class A Stock Purchase Warrants representing the right to acquire 83,333 shares of the Company's Common Stock, and the Company issued new Class A Stock Purchase Warrants (the "Substitution Warrants") to Messrs. Bradley and Poole representing the right to acquire 52,083 and 31,250 shares of the Company's Common Stock, respectively, on the same terms and conditions as the warrants surrendered by Allied. The Substitution Warrants may be exercised at any time in whole or in part from and after May 25, 1996, and shall expire the later of three years from the date of final payment of the Subordinated Debentures or May 25, 2004.

     In addition, the Company issued Class A Stock Purchase Warrants to acquire 500,000 shares of the Company's Common Stock ("Class A Warrants") and Class C Stock Purchase Warrants to acquire 750,000 shares of the Company's Common Stock, subject to reduction in certain circumstances ("Class C Warrants") to the holders of the Subordinated Debentures and Messrs. Bradley and Poole pro rata based on the principal amount of the Subordinated Debentures and Junior Subordinated Debentures held by such persons. Based on such allocation, Messrs. Bradley and Poole received 104,166 and 62,500 of such Class A Warrants, respectively, and 156,250 and 93,750 of such Class C Warrants, respectively. The Class A Warrants and

Class C Warrants have an exercise price of $0.01 per share and are subject to certain anti-dilution protection, and the holders thereof are entitled to certain registration rights with respect to the Company's Common Stock. The Class A Warrants may be exercised at any time in whole or in part from and after October 23, 1997, and shall expire the later of three years from the date of final payment of the Subordinated Debentures or May 25, 2004. The Class C Warrants may be exercised at any time after October 31, 1998, subject to earlier exercise upon a sale of the Company, and expire on the later of three years after the payment of the Subordinated Debentures or May 25, 2004. The number of shares of the Company's Common Stock which the holders of the Class C Warrants have the right to acquire may be reduced based on the Company attaining earnings levels, as defined in the First Amendment to Investment Agreement dated October 23, 1995.

POLICY OF THE COMPANY

     The Board of Directors adopted a policy which provides that any transaction between the Company and any of its officers, directors or five percent stockholders, or affiliates thereof, must be on terms no less favorable than those which would be obtained from unaffiliated parties and must be approved by a majority of the disinterested members of the Company's Board of Directors. Transactions in the ordinary course of business, consistent with past practices and which do not exceed $100,000, are permitted without prior approval and are reported to the Board of Directors quarterly.

             PROPOSAL 2: BOARD OF DIRECTORS' PROPOSAL TO AMEND THE
                  1991 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     In order to allow the Company to attract and retain the highest quality of experienced persons as directors and to encourage greater stock ownership by directors to align the interests of directors of the Company more closely with the interests of the Company's stockholders, the Board of Directors recommends for stockholder approval certain amendments to the Outside Directors Plan. The major provisions of the current Outside Directors Plan and the proposed amendments are described below, and such description is qualified in its entirety by reference to the attached Exhibit A, which includes the proposed amendments to the Outside Directors Plan.

     The Outside Directors Plan is presently authorized for 50,000 shares of Common Stock. The number of shares authorized is subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, reorganizations or other capital adjustments resulting in the increase or reduction of the number of outstanding shares and to other appropriate adjustments in the event of a merger, consolidation or other reorganization of the Company.

     The Outside Directors Plan provides that upon his or her initial election to the Board, whether such election is by the Board of Directors or by the Company's stockholders, each director who has not served as an employee or consultant to the Company or Stanwich Partners or its affiliates (an "Outside Director") will be granted an option (an "Initial Option") to purchase 5,000 shares of Common Stock at a price equal to the fair market value as of the date of grant. Initial Options granted under the Plan vest one year after grant. The term of all options granted under the Plan is ten years. In certain circumstances, the exercisability of the options accelerates upon an Outside Director's death or disability or in the event of a change in control or potential change in control (as defined in the Outside Directors Plan). To date, each Outside Director has been granted under the Plan an Initial Option to purchase 5,000 shares of Common Stock (an aggregate of 25,000 shares) at an exercise price of $2.50 per share, which represents the fair market value of the shares on the date of their grants.

     The proposed amendments to the Outside Directors Plan provide (i) for an increase in the number of shares reserved for issuance pursuant to the exercise of options granted under the Outside Directors Plan from a maximum of 50,000 shares to 65,000 shares, and (ii) that each Outside Director at June 13, 1996 will be granted, in addition to the Initial Option, an option to purchase 5,000 shares of the Common Stock (the "Additional Options"). The Additional Options have an exercise price of $2.56 per share, the fair market value on the date of grant, and will be exercisable one year following the date of their grant. On June 13, 1996, each Outside Director was granted, subject to stockholder approval of the proposed amendments to the

Outside Directors Plan, an Additional Option (representing an aggregate of 25,000 shares of Common Stock) at an exercise price of $2.56 per share. The following table discloses certain information regarding the Additional Option grants to the Outside Directors during the year ended July 31, 1996 subject to stockholder approval of this Proposal 2.

                               PROPOSED BENEFITS
                                     UNDER
                  1991 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                                     OPTIONS        EXERCISE
                                                     GRANTED          PRICE         VALUE OF OPTIONS AT
                                                     (SHARES)       ($/SHARE)        JULY 31, 1996(1)
                                                     --------       ---------       -------------------
Outside Director Group.............................   25,000          $2.56                 $ 0

---------------

(1) Based on the closing price on the NASDAQ National Market System on July 31, 1996 ($2.25).

     The approval of the proposed amendments requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. If approved by the Company's stockholders, the amendments will be effective as of the date of such adoption and approval.

SUMMARY OF THE OUTSIDE DIRECTORS PLAN AMENDMENT

     The amendment of the Outside Directors Plan increases the number of shares of Common Stock which may be issued upon the exercise of options by 15,000 shares. As amended, the Outside Directors Plan will continue to provide for appropriate adjustment in the number of shares in the event of a stock dividend, merger or similar transaction.

SUMMARY OF MATERIAL PROVISIONS OF THE OUTSIDE DIRECTORS PLAN

     The following is a summary of the material provisions of the Outside Directors Plan, as proposed to be amended.

     Shares. The Outside Directors Plan will be amended to authorize 15,000 additional shares of Common Stock. These shares are in addition to the 50,000 shares of Common Stock currently authorized for issuance or subject to issuance upon exercise of outstanding awards under the Outside Directors Plan. Options under the plan are awarded pursuant to a formula: upon initial election to the Board of Directors, each Outside Director receives an option grant to purchase 5,000 shares of Common Stock at the fair market value on the date of grant. In addition, as of June 13, 1996, each Outside Director was granted, subject to stockholder approval of this amendment, an option grant to purchase 5,000 shares of Common Stock at $2.56 per share, the fair market value of the Common Stock on that date. If shares subject to an option under the Outside Directors Plan cease to be subject to such option, or if shares under the Outside Directors Plan are forfeited or otherwise terminate without a payment being made to the participant in the form of Common Stock and without the payment of any dividends thereon, such shares will again be available for future distributions under the Outside Directors Plan.

     Participation. Outside Directors Plan awards may be made to each director of the Company who has not served as an employee or consultant to the Company or Stanwich Partners or its affiliates. The Outside Directors Plan, as amended, imposes no limit on the number of directors to whom awards may be made.

     Administration. The Outside Directors Plan is administered by a committee of no less than two non-employee directors appointed by the Board of Directors. However, the committee has no discretion to determine which Outside Directors will receive options, to set the number of shares subject to option awards or to set the exercise price for an option. The Outside Directors Plan is currently administered by the Committee which is comprised of three Outside Directors.

     A stock option will be exercisable on the first anniversary of the date of grant, and the option price shall be the fair market value of the stock on the date of grant. Options expire 10 years from the date of grant.

Payment of the option price may be made in cash or by unrestricted Common Stock having a fair market value equal to the option price.

     Upon termination of a participant's service as a director for Cause (as defined in the Company's 1989 Employee Stock Plan), such director's stock options will terminate. If service is involuntarily terminated without Cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the death of a director, stock options will be exercisable by his or her personal representative within the lesser of the remainder of the option period or one year from the date of death. Upon the retirement or disability of a director, stock options will be exercisable within the lesser of the remainder of the option period or three years from the date of the director's disability or retirement.

     Amendments. The Outside Directors Plan may be amended by the Board of Directors except that the Board may not, without the approval of the Company's stockholders: (i) materially increase the benefits accruing to optionees under the Outside Directors Plan; (ii) increase the number of shares of Common Stock which may be issued pursuant to the exercise of options granted under the Outside Directors Plan; or (iii) extend the terms of the Outside Directors Plan.

     Term. A stock option is not exercisable more than ten years from the date of grant, and no stock option may be granted on or after January 10, 2001.

     Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other change in the Company's structure affecting the Common Stock, appropriate adjustments will be made by the Committee, in its sole discretion, in the number of shares reserved under the Outside Directors Plan in the number of shares covered by options then outstanding under the Outside Directors Plan and, where applicable, the exercise price for awards under the Outside Directors Plan.

     Federal Income Tax Aspects. With respect to the non-qualified stock options to be granted pursuant to the Outside Directors Plan: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction of the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise is treated as either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Price Waterhouse LLP to serve as independent accountants for the current fiscal year. Such firm has served as the Company's independent accountants since 1986. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

       STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders intending to submit proposals for presentation at the next Annual Meeting of Stockholders of the Company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Lawrence M. Murray, Secretary, DeVlieg-Bullard, Inc., One Gorham Island, Westport, Connecticut 06880. Proposals must be in writing and must be received by the Company prior to July 17, 1997. Proposals should be sent to the Company by certified mail, return receipt requested.

                             ADDITIONAL INFORMATION

     THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED JULY 31, 1996, IS BEING MAILED TO ALL STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING. ADDITIONAL INFORMATION IS CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K WHICH WAS FILED WITH THE SEC ON OCTOBER 4, 1996. THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K, UPON WRITTEN REQUEST TO LAWRENCE M. MURRAY, SECRETARY, DEVLIEG-BULLARD, INC., ONE GORHAM ISLAND, WESTPORT, CONNECTICUT 06880.

                                                                       EXHIBIT A

                 SECOND AMENDMENT TO THE DEVLIEG-BULLARD, INC.
                  1991 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

     WHEREAS, the stockholders of the Company adopted the 1991 Stock Option Plan for Outside Directors (the "Outside Directors Plan") on January 23, 1992;

     WHEREAS, the Board of Directors of the Company has previously adopted the first amendment to the Outside Directors Plan;

     WHEREAS, pursuant to Paragraph 14 of the Outside Directors Plan, the Company's Board of Directors and stockholders have retained the right to amend the Outside Directors Plan;

     WHEREAS, the Board of Directors now proposes to the stockholders a second amendment to the Outside Directors Plan.

     NOW, THEREFORE, in consideration of the premises and by resolution of the Company's Board of Directors, the Outside Directors Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

     1. Paragraph 5 is amended to read as follows:

       "5.  STOCK SUBJECT TO THE PLAN

          Subject to adjustment as provided in Paragraph 11, not more than 65,000 shares of Common Stock may be issued in respect of Options granted under the Plan. Such shares that may be issued upon the exercise of Options under the Plan are authorized but unissued shares. Shares of Common Stock subject to an Option shall, upon the expiration or termination of such Option, to the extent unexercised, again be available for grant under the Plan.

     2. Paragraph 6 is amended to read as follows:

       "6.  GRANT OF OPTIONS

     Options will be awarded under this Plan pursuant to the following:

          (a) Each Outside Director of the Company who served in such capacity on January 10, 1991 shall be and hereby is granted as of such date an Option to purchase 5,000 shares of the Company's Common Stock subject to adjustment as provided in Paragraph 11.

          (b) Each Outside Director of the Company who served in such capacity on June 13, 1996 shall be and hereby is granted as of such date an Option to purchase 5,000 shares of the Company's Common Stock subject to adjustment as provided in Paragraph 11.

          (c) Commencing with the Annual Meeting of Shareholders for the year ended July 31, 1991, each Outside Director on the date of his or her initial election to the Board, whether such election is by the Board or by the Company's stockholders, shall be granted as of such date, an Option to purchase 5,000 shares of the Company's Common Stock subject to adjustment as provided in Paragraph 11, provided that such Optionee has not received such as option on some previous date."

     3. This Amendment shall be submitted to the Company's stockholders at the Annual Meeting of Stockholders for the year ended July 31, 1996 and shall be effective upon its approval by the Company's stockholders at such meeting.

Graphic map indicating the location of the Annual Meeting of Shareholders located at the Sheraton Stamford Hotel, One Stamford Place, Stamford, Connecticut.

                                                                     APPENDIX A

                                    PROXY

                            DeVlieg-Bullard, Inc.

     This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on December 18, 1996

    The undersigned hereby appoints William O. Thomas, Lawrence M. Murray, and each of them, attorneys and proxies with full power of substitution to vote in the name of and as proxy for the undersigned all the shares of common stock of DeVlieg-Bullard, Inc. (the "Company") held of record by the undersigned on November 1, 1996, at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, on Wednesday, December 18, 1996, at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut, and at any adjournment thereof.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/  Please mark votes as in this example.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PROPOSAL 1 AND FOR PROPOSAL 2.

1. To elect the following nominees as directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified:

   Nominees: Charles E. Bradley; William O. Thomas; Burton C. Borgelt; Thomas
   L. Cassidy; George A. Chandler; John R. Kennedy; John E. McConnaughy, Jr; and John G. Poole

     /  / FOR ALL NOMINEES          /  / WITHHOLD FROM ALL NOMINEES


-------------------------------------------------------------------------------
    /  / For all nominees except as noted above

2. Proposal to amend the DeVlieg-Bullard 1991 Stock Option Plan for Outside Directors.

            /  / FOR        /  / AGAINST         /  / ABSTAIN

3. In their discretion, the Proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

   MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW /  /

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE
          WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           (When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. If stockholder is a partnership, please sign in partnership name by authorized persons. For joint accounts, each joint owner should sign.)

                           The undersigned revokes any prior proxies to vote the shares covered by this proxy.

                           Signature:                         Date
                                      --------------------          ------------

                           Signature:                         Date
                                      --------------------          ------------